                                                                     Exhibit 5.1


                    [GARDERE WYNNE SEWELL & RIGGS LETTERHEAD]



July 31, 1998


Eagle Geophysical, Inc.
50 Briar Hollow Lane
6th Floor, West Bldg.
Houston, Texas  77027

Gentlemen:

         We have acted as counsel for Eagle Geophysical, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,100,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued upon exercise of stock options granted by the Company to certain of its employees (the "Employee Options") pursuant to the Company's 1997 Stock Option Plan (the "Stock Option Plan") and of 100,000 shares of the Common Stock to be issued upon exercise of stock options granted by the Company to certain of its directors (the "Directors Options") pursuant to the Company's Independent Directors Stock Option Plan (the "Directors Option Plan").

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed below. Based upon the foregoing, we are of the opinion that the Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the form of the Stock Option Plan pursuant to the exercise of Employee Options, and when issued, sold and delivered in the manner and for the consideration stated in the form of the Directors Option Plan pursuant to the exercise of Directors Options, will be duly and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

         This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise you of any change in the matters set forth herein. Please note that the opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.

                                            Very truly yours,

                                            GARDERE WYNNE SEWELL & RIGGS, L.L.P.



                                            By: /s/ WILLIAM MARK YOUNG
                                               ---------------------------------
                                               William Mark Young, Partner